UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 10, 2016

Date of Report (Date of earliest event reported)

ESTERLINE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06357	13-2595091
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500-108th Avenue NE, Bellevue, Washington		98004
(Address of principal executive offices)		(Zip Code)

(425) 453-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2016 Annual Meeting held on February 10, 2016, the shareholders acted on the following proposals:

(a)	Proposal 1 – Election of Directors. The shareholders elected each of the director nominees set forth below. The shareholders voted as follows:

	Votes Cast
Name	For	Against	Abstain	Broker Non-Votes
Paul V. Haack*	26,510,587	301,906	7,704	1,456,346
Scott E. Kuechle*	26,510,067	302,426	7,704	1,456,346
Curtis C. Reusser*	26,008,253	804,249	7,695	1,456,346
Michael J. Cave**	26,572,364	237,088	10,745	1,456,346

*	For a three-year term expiring at the 2019 annual meeting.
**	For a one-year term expiring at the 2017 annual meeting.

(b)	Proposal 2 – Advisory Vote on Executive Compensation. The shareholders approved, on an advisory basis, the compensation of Esterline’s named executive officers for the fiscal year ended October 2, 2015. The shareholders voted as follows:

Votes Cast
For	Against	Abstain	Broker Non-Votes
26,375,450	426,161	18,586	1,456,346

(c)	Proposal 3 – Ratification of Ernst & Young LLP as Esterline’s Independent Registered Public Accounting Firm. The shareholders ratified the selection of Ernst & Young LLP as Esterline’s independent registered public accounting firm for the fiscal year ending September 30, 2016. The shareholders voted as follows:

Votes Cast
For	Against	Abstain
28,138,283	131,920	6,340

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTERLINE TECHNOLOGIES CORPORATION

Dated: February 16, 2016	By:	/s/ MARCIA J. MASON
Name: Marcia J. Mason
Title: Vice President & General Counsel